United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 24, 2025

Fidelity National Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
Underwriting Agreement
On March 24, 2025, Fidelity National Financial, Inc.’s (the “Company”) majority-owned subsidiary F&G Annuities & Life, Inc., a Delaware corporation (“F&G”), completed the public offering (the “Offering”) of 8,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”). In connection with the Offering, F&G entered into an underwriting agreement, dated March 20, 2025 (the “Underwriting Agreement”), among F&G and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Shares were registered pursuant to F&G’s registration statement on Form S-3ASR (File No. 333-282432) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2024 and were offered to the public pursuant to the prospectus supplement, dated March 20, 2025, to the prospectus, dated October 1, 2024, which forms a part of the Registration Statement. Pursuant to the Underwriting Agreement, F&G granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock.
F&G intends to use the net proceeds from the Offering for general corporate purposes, including the support of organic growth opportunities.
Pursuant to the Underwriting Agreement, the Underwriters agreed to resell to the Company 4,500,000 shares of Common Stock in the Offering, at the same price per share paid by the Underwriters.
The Underwriting Agreement contains customary representations, warranties and covenants by F&G. It also provides for customary indemnification by each of F&G and the Underwriters for losses or damages arising out of or in connection with the Offering. In addition, pursuant to the terms of the Underwriting Agreement, F&G, the Company and each director and executive officer of F&G have agreed with the Underwriters not to sell, transfer or otherwise dispose of securities of F&G during the 90-day period from the date of the Underwriting Agreement, subject to limited exceptions.
The foregoing summary of the Underwriting Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These forward-looking statements are based on our current beliefs, understandings and expectations and may relate to, among other things, statements regarding our current beliefs, understanding and expectations regarding this incident and its impact on our business, operations and financial results. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include legal, regulatory, reputational, operational, and financial risks resulting from this incident, our ongoing investigation of the incident, including the Company’s potential discovery of additional information related to the incident in connection with this investigation, any potential customer and regulatory inquiries and/or litigation to which the Company may become subject in connection with this incident, the extent of remediation and other additional costs that may be incurred by the Company in connection with this incident, the extent of insurance coverage and contractual indemnification, and the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and our other filings with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated March 20, 2025, among BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, and F&G Annuities & Life, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	March 24, 2025	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary